As filed with the Securities and Exchange Commission on May 1, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AmpliPhi Biosciences Corporation

(Exact name of registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan
AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan

(Full titles of the plans)

M. Scott Salka

Chief Executive Officer

AmpliPhi Biosciences Corporation

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Name and address of agent for service)

(858) 829-0829

(Telephone number, including area code, of agent for service)

Copies to:

M. Scott Salka AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, California 92130 (858) 829-0829	Thomas A. Coll, Esq. Matthew T. Browne, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)
2016 Equity Incentive Plan	82,440 shares (3)	$2.935	$241,961.40	$28.04
2016 Employee Stock Purchase Plan	16,488 shares (4)	$2.935	$48,392.28	$5.61
Total	98,928 shares	—	$290,353.68	$33.65

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock (“Common Stock”) that become issuable under the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan (the “2016 Plan”) or AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan (“ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of our Common Stock on April 26, 2017, as reported on the NYSE MKT.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 Plan on January 1, 2017 pursuant to an “evergreen” provision contained in the 2016 Plan. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the 2016 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of the registrant’s capital stock outstanding on December 31st of the preceding calendar year (as adjusted to give effect to the 1-for-10 reverse stock split of the Common Stock effected on April 24, 2017), or (b) a lesser number of shares determined by the registrant’s board of directors (the “Board”).

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the ESPP on January 1, 2017 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of the registrant’s capital stock outstanding on December 31st of the preceding calendar year (as adjusted to give effect to the 1-for-10 reverse stock split of the Common Stock effected on April 24, 2017); (b) 30,000 shares (as adjusted to give effect to the 1-for-10 reverse stock split of the Common Stock effected on April 24, 2017); or (c) a number determined by the Board that is less than (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2016 Plan and the ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 22, 2016 (File No. 333-212183). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on May 1, 2017.

AmpliPhi Biosciences Corporation

By:	/s/ M. Scott Salka
M. Scott Salka
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints M. Scott Salka and Steve R. Martin, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ M. Scott Salka M. Scott Salka	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	May 1, 2017

/s/ Steve R. Martin Steve R. Martin	Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2017

/s/ Jeremy Curnock Cook Jeremy Curnock Cook	Chairman of the Board of Directors	May 1, 2017

/s/ Louis Drapeau Louis Drapeau	Member of the Board of Directors	May 1, 2017

/s/ Wendy Johnson	Member of the Board of Directors	May 1, 2017
Wendy Johnson

/s/ Michael S. Perry, Ph.D. Michael S. Perry, Ph.D.	Member of the Board of Directors	May 1, 2017

/s/ Vijay B. Samant Vijay B. Samant	Member of the Board of Directors	May 1, 2017

/s/ Paul C. Grint, M.D. Paul C. Grint, M.D.	Member of the Board of Directors	May 1, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed on November 16, 2015).

4.2	Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on April 24, 2017).

4.3	Amended and Restated Bylaws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q, filed on November 16, 2015).

4.4	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-212183), filed on June 22, 2016).

99.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 (File No. 333-212183), filed on June 22, 2016).

99.3	AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 (File No. 333-212183), filed on June 22, 2016).